UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2010

VICON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New York	1-7939	11-2160665
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

89 Arkay Drive, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

(631) 952-2288
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       [ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2010, the Compensation Committee of the Board (the “Committee”) approved a performance based bonus plan for certain of the Company’s officers for fiscal 2011, including among others Kenneth M. Darby (Chief Executive Officer) and John M. Badke (Chief Financial Officer). The plan provides a bonus pool of between $300,000 and $500,000 for the achievement of certain consolidated annual sales levels, subject to certain pretax performance targets. The plan participants will share in any earned bonus pool to the extent determined by the Committee for Mr. Darby and by Mr. Darby for the other participants.

The Committee also approved a performance based bonus plan for fiscal year 2011 for Christopher J. Wall (Managing Director, Vicon Industries Ltd.) whereby he will receive a bonus of between $51,000 (32,000 Pounds Sterling) and $92,000 (58,000 Pounds Sterling) for the achievement of certain consolidated annual sales levels for the Company’s Europe based subsidiaries, subject to a minimum pretax performance target.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 13, 2010

VICON INDUSTRIES, INC.
(Registrant)

By: /s/ John M. Badke
John M. Badke
Senior Vice President, Finance and
Chief Financial Officer